                                                                EXHIBIT NO. 3.2

                                   QUIT CLAIM
                                  BILL OF SALE


I James N. Marin, do hereby sale, release, indemnify, convey, assign, transfer and quit claim 100% undivided interest in the "Vic" No.s 1-25 Mill Site claims, situated in Ladner County, Nevada, U.S.A., hereunto attached and described in Exhibit "A".

A 50% undivided interest:

UNTO:     VERDSTONE GOLD CORPORATION
          310-1959 152ND STREET
          SURREY, BRITISH COLUMBIA
          V4A 9E3

FOR:      the sum of $6,250.00 Cdn. dollars and other valuable considerations;

AND:

A 50% undivided interest:

UNTO:     STIRRUP-CREEK GOLD LTD.
          310-1959 152ND STREET
          SURREY, BRITISH COLUMBIA
          V4A 9E3

For:      the sum of $6,250.00 Cdn. dollars and other valuable considerations;

DATED at Surrey, B.C. this 26th day of July 1994.


VERDSTONE GOLD CORPORATION


-----------------------------------
Larry W. Reaugh, President


STIRRUP CREEK GOLD LTD.                 JAMES N. MARIN


-----------------------------------      -----------------------------------
Larry W. Reaugh, President                   James N. Marin, Businessman

                                EXHIBIT  "A"

                       VERDSTONE GOLD CORPORATION

                  VERDSTONE-STIRRUP CREEK MINERALS, INC.

                          "VIC" MILL SITE CLAIMS
                                Nos. 1 - 25

25 - UNPATENTED, 5 ACRE MILL SITE CLAIMS, KNOWN AS THE "VIC" MILL SITES, NOS. 1 - 25, LOCATED IN LANDER COUNTRY, NEVADA U.S.A. THESE MILL SITE CLAIMS ARE SITUATED IN SECTIONS 5 AND 6, TOWNSHIP 15 NORTH, RANGE 44 EAST, MT. DIABLO BASE & MERIDIAN.

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CLAIM NAME               COUNTY INSTRUMENT NUMBER           BLM-NMC NUMBER
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Vic No. 1                         188511                        700376
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Vic No. 2                         188512                        700377
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Vic No. 3                         188513                        700378
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Vic No. 4                         188514                        700379
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Vic No. 5                         188515                        700380
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Vic No. 6                         188516                        700381
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Vic No. 7                         188517                        700382
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Vic No. 8                         188518                        700383
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Vic No. 9                         188519                        700384
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Vic No. 10                        188520                        700385
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Vic No. 11                        188521                        700386
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Vic No. 12                        188522                        700387
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Vic No. 13                        188523                        700388
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Vic No. 14                        188524                        700389
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Vic No. 15                        188525                        700390
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

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Vic No. 16                        188526                        700391
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Vic No. 17                        188527                        700392
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Vic No. 18                        188528                        700393
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Vic No. 19                        188529                        700394
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Vic No. 20                        188530                        700395
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Vic No. 21                        188531                        700396
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Vic No. 22                        188532                        700397
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Vic No. 23                        188533                        700398
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Vic No. 24                        188534                        700399
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Vic No. 25                        188535                        700400
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